                                                                 Exhibit 10.2

                            STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT ("this Agreement"), dated as of December
23, 1994, is made by and among Gryphon Pharmaceuticals, Inc., a Delaware corporation (the "Company"), Osiris Therapeutics, Inc., a Delaware corporation ("Osiris" or the "Investor"), The Johns Hopkins University ("JHU"), Curt I. Civin, M.D., ("Dr. Civin"), and Donald Small, M.D., Ph.D., ("Dr. Small"), and collectively with JHU and Dr. Civin, the Common Stockholders.

                                 RECITALS

     A. The Common Stockholders are the holders of all of the issued and outstanding shares of common stock of the Company.

     B. The Company and the Investor are parties to that certain Share and Warrant Purchase Agreement dated as of the date hereof (the "Share purchase Agreement") , pursuant to which the Investor acquired 3,000,000 shares of Series A Convertible preferred Stock, constituting all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company.

     C. The Company, the current Common Stockholders and the Investor desire to provide for stability of the ownership and operation of the Company and to promote continuity in the Company's management and policies.

     D. The Company, the current Common Stockholders and the Investor have made the execution and delivery of this Agreement a condition to the consummation of the transactions contemplated by the Share Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein hereby agree as follows:

SECTION 1. DEFINITIONS

     1.1 Definitions The following capitalized terms when used in this Agreement shall have the following respective meanings;

     "Affiliate" shall mean with respect to any Person, any (i) officer, director, partner or holder of more than 10% of the outstanding equity interests of such Person, (ii) any Relation of such Person or an Affiliate of such Person, or (iii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract, or otherwise

     "Bankruptcy" means, with respect to any Person, such Person's filing a petition or otherwise voluntarily commencing a case or proceeding seeking relief under any reorganization law being the voluntary or involuntary subject of an order for relief by any court under any such law, or being adjudicated a "bankrupt," "debtor" or "insolvent" under any such law, or there being appointed under any such law a "trustee," "receiver" or "custodian" to manage his business or properties.

     "Bona Fide Offer" shall mean an offer to a Common Stockholder from a financially responsible Person who is not an Affiliate of such Common Stockholder to purchase all or any portion of the Shares owned by such Common Stockholder for a purchase price payable in cash at closing.

     "Common Shares" means shares of the Common Stock, par value $.001 of the Company.

     "Common Stockholder" shall include each of JHU, Dr. Civin and Dr. Small, and any Person (other than the Company) who acquires Shares from any of such Persons pursuant to a Transfer contemplated by Section 3.2 and 3.3(a)(iv).

    "Fair Value" means the most recent per share purchase price paid to the Company for its Common Shares. For purposes of this definition (a) a sale of convertible preferred stock or other equity or debt securities which are convertible into or exercisable for Common Shares shall be deemed to be a sale of Common Shares and the purchase price per Common Share shall be equal to the price paid for such equity or debt securities divided by the number of Common Shares into which such securities are convertible an the date of issuance; and (b) sales of Common Shares issued in connection with the exercise of stock options held by, or restricted share awards made to, employees of or consultants to the Company shall be disregarded.

    "Person" means an individual, corporation, partnership, joint venture trust, or unincorporated organization.

    "Permitted Transferee" means, (i) with respect to a Common Stockholder which is an entity, an Affiliate of such Common Stockholder and (ii) with respect to a Common Stockholder who is an individual, a Relation of such Common Stockholder, and/or a trust established for the sole benefit of such Common stockholder or one or more Relations of such Common Stockholder, but only if such Affiliate, Relation or trust, as the case may be has agreed to become a Common Stockholder for purpose of this Agreement and shall have executed and delivered to the Company and the Investor (a) a counterpart of this Agreement agreeing to be subject to the restrictions and obligations of a Common Stockholder hereunder and to hold such Share in accordance herewith and (b) a counterpart of an irrevocable proxy and power of attorney pursuant to which the Permitted Transferee grants to the Common Stockholder from which it received the Shares the right to vote such Shares for all purposes.

     "Preferred Shares" means shares of the Series A Convertible Preferred Stock, par value $.00l per share, of the Company.

     "Proportionate Share" shall mean, as used herein to determine the number of Offered Shares (as defined in Section 3.2(a) hereof) which a Stockholder is entitled to purchase, a quotient, the numerator of which is equal to the number of shares (assuming full conversion of the Preferred Shares) then held by such Stockholder and the denominator of which is equal to the total number of shares (assuming full conversion of the Preferred Shares) of Common Shares then held by all Stockholders who have elected to purchase Offered Shares or Preferred Shares, as the case may be.

     "Purchase Price" shall mean the purchase price per Stock set forth in the applicable Bona Fide Offer.

     "Relation" shall mean with respect to any Person, such Person's spouse and the parents, grandparents, brothers and sisters, children, and grandchildren of such Person or of such Person's spouse.

     "Second Round Financing" means the receipt by the company of the proceeds from the sales of its equity securities, whether pursuant to a venture capital investment or a corporate collaboration or other similar transaction, after the date of this Agreement (but not to include the amounts payable after the date hereof pursuant to the Share Purchase Agreement) in a gross aggregate amount equal to or greater than $5,000,000.

     "Shares" means the Preferred Shares and Common Shares, collectively.

     "Stock Purchase Warrant" means the Stock Purchase Warrant issued by the Company to the Investor of even date herewith exercisable for 1,000,000 Common Shares.

     "Stockholder" means the Investor, each of the Common Stockholders, and any Person who becomes a party to this Agreement as the result of a Transfer of Shares to such Person.

     "Stockholder's Offer" shall mean an irrevocable offer to sell Shares to the Company and the Stockholders on the terms and conditions set forth in
Section 3.2, which shall include a
copy of the applicable Bona Fide Offer and shall set forth the terms of the proposed sale in reasonable detail, including, without limitation, the name and address of the prospective buyer the purchase price and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), the date on or about which such sale is to be consummated, and the number of Shares to be sold.

     "Subsidiary" means, with respect to any Person, any Person of which at least a majority of the voting stock or voting interests of such Person are owned, directly or indirectly, by such Person.

      "Transfer" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution) gift or attempt to create or grant a security interest in Shares, whether voluntary, involuntary by operation of law or otherwise.

SECTION 2 GOVERNANCE

     2.1 Composition of Board The Stockholders each hereby agree to take any and all action necessary (including, without limitation, voting their Common Shares and Preferred Shares, executing and delivering written actions of stockholders in lieu of a meeting, and calling special stockholders' meetings) to cause the Board of Directors of the Company (the "Board") to be comprised as follows:

          (a) The number of Directors on the Board shall not exceed eight. Subject to paragraph (b) of this Section 2.1, the Board shall include:

          (i) so long as Osiris or an Affiliate of Osiris is a holder of Preferred Shares, two individuals designated in writing by Osiris (one of whom shall be James S. Burns so long as he is an officer or Director of Osiris);

          (ii) Dr. Civin, for a period of three years commencing on the date of this Agreement, and thereafter so long as no Event of Default (as defined in the Share Purchase Agreement) has occurred and Dr. Civin is serving as a consultant of the Company pursuant to that certain Consulting Agreement between the Company and Dr. Civin dated as of the date hereof Civin (the "Civin Consulting Agreement"); provided. however, that this clause (ii) shall no longer be applicable from and after the date on which the Civin Consulting Agreement has been terminated by the Company for cause (as defined in the Civin Consulting Agreement);

          (iii) Dr. Small for a period of three years commencing on the date of this Agreement, and thereafter so long as no Event of Default has occurred, and Dr. Small is serving as a consultant to the Company pursuant to that certain consulting Agreement between the Company and Dr. Small dated as of the date hereof (the "Small Consulting Agreement"); provided however, that this clause (iii) shall no longer be applicable from and after the date on which the Small Consulting Agreement has been terminated by the Company for cause (as defined in the Small Consulting Agreement);

          (iv) the individual, if any, serving as the Chief Executive Officer of the Company from time to time; and

          (v) up to three individuals with experience in business, finance, science or academic management who shall not (without the written consent of JHU, which shall not be unreasonably withheld) be Affiliates of Osiris and who are designated in writing from time to time by each of the other Directors then in office. The Company shall provide JHU with the names of any such individuals in advance of the election or appointment of such individuals to the Board and JHU shall have the opportunity to provide the Board with comments prior to their election or appointment. The Investor shall notify JHU of such nomination, and JHU shall have ten days to object in writing to such nomination. If JHU does not object, it shall be deemed to have consented to the nomination.

     (b) Any Director who is elected to the Board pursuant to a designation under clause (i) or (v) of Section 2.1(a) may be removed from the Board only upon the request of the Person(s) who originally designated such Director.
In the event that a Director elected pursuant to Section 2.1(a) resigns, is removed from, or otherwise ceases to serve on, the Board1 for any reason, the vacancy shall be filled with an individual designated in accordance with paragraph (a) by the Person(s) who originally designated such Director in the case of clause (i) and (v), and by a majority vote of the holders of Common Shares and Preferred shares, voting as a single class, in the case of any Director elected pursuant to clause (ii) or (iii) of Section 2.1 (a). The Stockholders hereby agree to call a special stockholders' meeting and to vote all of their Common Shares and Preferred Shares at such meeting, or to execute a written action of stockholders in lieu of a meeting, upon the request of such Person(s), in order to effect such removal.

     2.2 Right of Investor to Designate Majority of the Board. Notwithstanding the provisions of Section 2.l of this Agreement, from and after the occurrence of an Event of Default (as defined in the Share Purchase Agreement), and for so long as such Event of Default continues, if such Event of Default is capable of being cured, the Investor shall be entitled to designate that number of Directors as is necessary to cause individuals designated solely by the Investor to constitute a majority of the Directors serving on the Board. In the event that the Investor is entitled to designate a majority of the Board pursuant to this Section 2.2, the Investor may, and at the request of the Investor the Stockholders shall immediately cause the Company to call a special stockholders' meeting to be held as soon as possible, but in any event not later than ten days after the date of the Investor's request. At such special stockholders' meeting, the Investors shall be entitled to remove such number of Directors elected pursuant to
Section 2.1(a) (iv) or (v) and to designate an individual or individuals to fill the vacancy(s) created by such removal to the extent necessary to allow the Investor to designate a majority of the Directors then serving on the Board. Each Stockholder hereby agrees that in such event it will vote any and all Shares or other voting securities it then holds, and take any other actions (including, without limitation1 appointing proxies or executing written actions), as may be necessary to effect the removal of the individual(s) designated for removal from The Board of Directors pursuant to this Section 2.2, and to elect as Directors the individuals designated by Investor, and to ensure that the majority of the Directors serving on the Board of Directors of the Company thereafter is comprised of individual(s) designated by Investor.

    2.3 Right of JHU to Designate Majority of the Board. Notwithstanding the provisions of Section 2.1 of this Agreement, in the event the Investor fails to provide Research Funding beyond any applicable notice and cure periods as provided in Section 2.3 of the Share Purchase Agreement, JHU (with the consent of Drs. Civin and Small) shall be entitled to designate that number of Directors as is necessary to cause individuals designated solely by the JHU to constitute a majority of the Directors serving on the Board. In the event that JHU is entitled to designate a majority of the Board pursuant to this Section 2.3, the Investor shall immediately cause the Company to call a special stockholders' meeting to be held as soon as possible. At such special stockholders' meeting, JHU shall be entitled to remove such number of Directors elected pursuant to Section 2.1(a) (i) or (v) and to designate an individual or individuals to fill the vacancy(s) created by such removal to the extent necessary to allow JHU to designate a majority of the Directors then serving an the Board. The Investor hereby agrees that in such event it will vote any and all Shares or other voting securities it then holds, and take any other actions (including, without limitation, appointing proxies or executing written actions), as may be necessary to effect the removal of the individual(s) designated for removal from the Board of Directors pursuant to this Section 2.3, and to elect as Directors the individuals designated by Jim, and to ensure that the majority of the Directors serving on the Board of Directors of the company thereafter is comprised of individual(s) designated by JHU. Notwithstanding anything in this Section 2.3 to the contrary, the Investor shall be entitled to appoint one Director to the Board at all times.

    2.4 Board Expenses. The Company will reimburse Directors for out-of-pocket expenses incurred in attending any meetings of the Board of Directors or any committee thereof.

SECTION 3.  RESTRICTIONS ON TRANSFERS OF SHARES

     3.1 Restriction on Transfers. No Common Stockholder shall make any Transfer of Shares except for Transfers of Shares made pursuant to a Bona Fide Offer and in accordance with the provisions of this Section 3 and Transfers of shares which are excepted from the restrictions on Transfer contained in this Section 3 by operation of Section 3.5. Any Transfer of Shares by a Common Stockholder which is not made in accordance with, or which violates any of the provisions of this Section 3, shall be null and void and have no effect, and the Company shall not recognize any such Transfer or recognize the transferee as the holder of such Shares for any purpose.

     3.2 Rights of First Refusal.

          (a) Any Common Stockholder desiring to make a Transfer of all or any portion of his or its Shares (including any Shares acquired after the date hereof) pursuant to a Bona Fide Offer shall first deliver to the Company and the other Stockholders a Stockholder's Offer in respect of such Shares (the "Offered Shares").

          (b) The Company may, within 15 days after receipt of any Stockholder's Offer, elect, in accordance with Section 3.2(d), to purchase any or all of the Offered Shares (i) for a purchase price equal to the product of the per share Purchase Price for all of the Offered Shares multiplied by the number of Offered Shares to be purchased by the Company and (ii) on the payment terms set forth in the Bona Fide Offer. In the event the Company elects to purchase any or all of the Offered Shares, it shall be entitled to purchase the number of the Offered Shares that it has elected to purchase.

          (c) In the event that the Company does not elect to purchase all of the Offered Shares within the 15-day period specified above, the Company shall give written notice to the other Stockholders (the "Reoffer Notice") of the number of Offered Shares available for purchase (the "Reoffered Shares") on or before the final day of such 15-day period. Each of the other Stockholders may, within 10 days after receipt of the Reoffer Notice, elect to purchase all or any of the Reoffered Shares (i) for a purchase price equal to the product of the per share Purchase Price multiplied by the number of Reoffered Shares to be purchased by such Stockholder and (ii) on the payment terms set forth in the Bona Fide Offer. In the event the other

Stockholders elect to purchase Reoffered Shares, the number of Reoffered Shares purchasable by the other Stockholders shall be determined in accordance with the following procedures:

    (i) if the Stockholder has elected to purchase a number of Reoffered Shares equal to or less than its Proportionate Share of the Reoffered Shares, it shall be entitled to purchase the number of the Reoffered Shares that it has elected to purchase;

    (ii) if Reoffered Shares remain to be purchased after the allocation provided in clause (1) above, each Stockholder who has elected to purchase a number of Reoffered Shares in excess of its Proportionate Stock shall be entitled to purchase a number of such remaining Reoffered Shares equal to the lesser of:

    (A) the number of Reoffered Shares which such Stockholder has elected to purchase in excess of its Proportionate Stock, or

    (B) the same proportion of the total number of such remaining Reoffered Shares as the number of Common Shares (assuming the full conversion of any Preferred Shares) owned by such Stockholder bears to the total number of Common Shares (assuming the full conversion of any Preferred Shares) owned by the Stockholders who have elected to purchase a number of Reoffered Shares in excess of the number of Reoffered Shares allocated to them under clause (i) of this paragraph (c); and

    (iii) any Reoffered Shares which remain to be purchased shall be allocated in accordance with clause (ii) above until either all of the Reoffered Shares which the Stockholders have elected to purchase have been allocated or one Stockholder remains who has elected to purchase additional Reoffered Shares, in which event all of the remaining Reoffered Shares which such Stockholder had elected to purchase shall be allocated to it.

   (d) Acceptance of any Stockholder's Offer or any offer of Reoffered Shares shall be evidenced by a writing or writings signed by the company and the Stockholder(s), as the case may be, and delivered or mailed by first-class mail, postage prepaid, to the Stockholder within the applicable time period. Each such acceptance shall specify the number of Shares which such Person desires to purchase. A closing of the purchase of the Offered Shares or Reoffered Shares, as the case may be, covered by such acceptance shall take place at the principal office of the Company at 10:00 A.M. on the 30th business day after the date on which the Company received the Stockholder's Offer, unless the parties agree on a different place or time.

The Purchase Price shall be payable by bank cashiers check (or any other means acceptable to the selling Stockholder) at the closing, unless it is being paid in accordance with the payment terms of the Bona Fide Offer.

     (e) In the event that the Company and the other Stockholders do not together elect to purchase all of the Offered Shares within 25 days after the Company's receipt of such Stockholder's Offer, all of the Offered Shares may be Transferred. by the Transferring Stockholder to the Person(s) named in the Stockholder's Offer free of the rights of first refusal set forth in this
Section 3.2 within 15 days after the expiration of such 25 day period, on terms no more favorable to the transferee than those described in the Stockholder's Offer and applicable Bona Fide Offer. In the event that the Transfer pursuant to the Bona Fide Offer is not consummated1 within such 15 day period, the Company and the other Stockholders shall have no right to purchase the Offered Shares; provided, however, that any subsequent attempt to Transfer such Offered Shares shall be subject to this Section 3.2.

 3.3 Certain Involuntary Transfers.

     (a) A Transfer of Common Shares by a Common Stockholder, even though not permitted by Section 3.5, shall be permitted subject to the application of
Section 3.3(b), if such Transfer is by bequest, operation of law or judicial decree upon (i) the death of a Common Stockholder (or the spouse of any such Stockholder if such Common Shares constitute "community property" under applicable law which grants the deceased spouse (or her legal representatives) an interest in or power to dispose of an interest in such Common Shares), (ii) the Bankruptcy of a Founding Stockholder (or the spouse of a Stockholder if such Stockholder's Common Shares constitute "community property" under applicable law), or (iii) the divorce of a Founding Stockholder or the annulment or dissolution of a Common Stockholder's marriage solely and to extent necessary to reflect the community interest of such Stockholder's divorced spouse in such Common Shares to the extent such Common Shares constitute "community property" of the Founding Stockholder and his spouse under applicable law.

     (b) Subject to paragraph (c) of this Section 3.3, any transferee who receives Common Shares as a result of a Transfer described in Section 3.3(a) shall have a period of 90 days after the Transfer to seek a purchaser for the Common Shares so Transferred to such transferee and to deliver to the Company a Stockholder's Offer as if (i) Section 3.2 were applicable to such transferee and (ii) such transferee proposed to make a voluntary Transfer of the Common Shares to such purchaser at the end of such 90-day period, and
Section 3.2 shall apply in all respects thereto. If any such transferee fails to deliver a Stockholder's Offer as herein provided, then the Company shall have an option, for a 20-day period commencing on the earlier of the date on which the Company received notice from such transferee of its refusal or failure to submit a Stockholder's Offer as herein provided and the date on which the Company first has actual knowledge that there has been such a failure, to purchase all or any portion of such Common Shares from such transferee for a cash. price equal to the Fair Value of such Common Shares on the earlier of the expiration of such 90-day period or the commencement of such 20-day period. In the event the company elects not to purchase all of the Common Shares held by such transferee within the applicable time period, the other Stockholders shall have the option, for a period of 15 days after such 20-day period, to purchase such remaining Common Shares as if Section 3.2(c) were applicable. Such purchase option all be exercised by delivery of written notice to such transferee prior to the expiration of the applicable option period specifying the portion of the Common Shares to be acquired. The closing of the purchase of Common Shares pursuant to an option exercised under this paragraph (b) shall take place at the principal office of the Company at 10:00 A.M. on the tenth business day after the expiration of the applicable option period, unless the parties agree on a different place or time. The payment of the purchase price for the Common Shares shall be as provided in Section 3.2 (d) as if such option exercise were an acceptance of a Stockholder's Offer.

     (c) Any transferee who receives Shares as a result of a Transfer described in Section 3.3(a) shall not be subject to the provisions of
Section 3.3(b) if, within 10 days transferee agrees to become a Stockholder for purposes of this Agreement and executes and delivers to the Company counterpart of this Agreement agreeing to be subject to the restrictions and obligations of a Stockholder hereunder and to hold such Shares in accordance herewith as though such transferee were the Person from whom the Shares were transferred.

     3.4 Terms of Purchase and Sale Transactions. At the consummation of each purchase and sale made pursuant to options granted under this
Section 3, the seller shall deliver to the purchaser (a) certificates representing the Common Shares which are being sold, duly endorsed in blank or with stock powers duly executed in blank attached and with signatures guaranteed and otherwise in proper form for transfer to the purchaser and (b) written representations and warranties of the seller to the effect that: (i) the seller is the record owner of the Common Shares being sold, has good and marketable title thereto and the absolute right to transfer the same to the purchaser, and the same, upon transfer to the purchaser, will be free and clear of all claims, liens, pledges, restrictions (other than restrictions imposed by this Agreement and restrictions relative to transfer under federal and state securities laws), or encumbrances of any nature whatsoever; (ii) the seller has full power and capacity to sell such Common Shares to the purchaser; and
(iii) the sale of such Shares by the seller is not subject to the consent or approval of any governmental authority, court or other Person applicable to the seller other than those which have already been obtained.

     3.5 Unrestricted Transfers.

     (a) Notwithstanding any other provision of this Section 3 of this Agreement, the following Transfers of Shares shall not be subject to the rights of first refusal contained in Section 3.2:

     (i) any Transfer of Shares made in connection with an underwritten initial public offering of Common Shares pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the "Securities Act");

     (ii) any Transfer of Shares to the Company;

     (iii) any Transfer of Shares to or among the Stockholders; or

     (iv) any Transfer of Shares by a common stockholder to a Permitted Transferee.

     3.6 Rights of First Offer.

     (a) All Preferred Shares or Common Shares now or hereafter owned by the Investor shall be subject to the terms and conditions of this Section 3.6 (the "Rights of First Offer").

     (b) Mechanics. Notwithstanding any provision to the contrary herein, if at any tine the Investor intends to sell any of its Preferred Shares (the "First Offer Securities") to a buyer or affiliated group of buyers Who are not Affiliates of the Investor, it shall first notify the Common Stockholders(the "First Offer Holders") of such intent (the "First Offer Notice") and shall allow the First Offer Holders to make an offer to purchase any of the First Offer Securities for a purchase price payable in cash. In the event the Investor intends to sell all or substantially all of its Preferred Shares, the First Offer Notice shall contain all material terms, including, without limitation, the purchase price and terms and conditions of payment, pursuant to which the Investor would be willing to sell such Preferred Shares. If a First Offer Holder elects to exercise its Right of First Offer under this Section 3.6, such First Offer Holder shall deliver to the Investor within thirty (30) days of their receipt of the First Offer Notice1 a written irrevocable offer to purchase the First Offer Securities (a "First Offer"), which First Offer shall (i) include the maximum purchase price, payable in cash1 which the First Offer Holders are willing to pay for the First Offer Securities, (ii) not be subject to any condition (including, without limitation, any financing condition) other than standard-representations and warranties and condition to closing, (iii) be accompanied by evidence reasonably satisfactory to the Investor that the First Offer Holders have the financial resources necessary to pay the purchase price for the First Offer Securities in full at closing, and (iv) provide for a closing date not later than forty-five (45) days from the date of the First Offer; provided, however, that if more than one First Offer Holder elects to exercise its Right of First Offer, all of the First Offer Holders desiring to exercise such right must collectively present the Investor with a single offer at a single price to purchase the First Offer Securities. Upon receipt of a First Offer, the Investor will have the option of either (A) accepting the First Offer or (B) exercising its right to sell the First Offer Securities for a cash purchase price consisting of consideration that is greater, on a per share basis, than the purchase price contained in the First Offer or in the First Offer Notice, as the case may be. If the Investor elects not to sell the First Offer securities to the First Offer Holders and does not sell the First Offer Securities to a buyer who is not an Affiliate of the Investor within 180 days after its receipt of the First Offer Notice, the Investor shall be required to again comply with the provisions of this
Section 3.6 before selling its First Offer Securities to a buyer who is not an Affiliate of the Investor.

          (c) Release from Restriction. In the event that the Investor does not receive a First Offer from the First Offer Holders complying with the requirements of this Section 3.6 within thirty (30) days after such holders received the First Offer Notice, subject to the rights of co-sale under
Section 4 of this Agreement, the Investor shall be free to sell the First Offer Securities on such terms and at such time as the Investor shall, in its sole discretion, determine, but in no event for a price or on terms more favorable to a third party purchaser than those contained in the First Offer Notice, if any.

     3.7 Securities Law Restrictions. Notwithstanding any other provision in this Agreement, but subject to e)express written waiver by the Company in the exercise of its good faith and reasonable judgment, no Stockholder shall Transfer any Shares without the registration of the Transfer of such Shares under the Securities Act or until the Company shall have received such legal opinions or other assurances that such Transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer, together with such representations, warranties and indemnification's from the transferor and the transferee as the Company in its good faith and reasonable discretion deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to protect the Company and the other Stockholders from any liability resulting from any such Transfer.

     3.8 Legends. All certificates representing Shares now or hereafter owned by the Stockholders shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHERTHE SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED,PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTEREDUNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLES AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED AT
     THE EXPENSE OFTHE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

In addition, all certificates represent Shares now or hereafter owned by the Common Stockholders shall bear the following legend:

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER __, 1994 AS MAY BE AMENDED FROM( TIME TO TIME, TO WHICH THE COMPANT IS A PARTY. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST DELIVERED TO THE COMPANY.

All certificates evidencing Shares hereafter issued to a Stockholder for any reason or purpose shall, when issued, similar legends.

SECTION 4.  CO-SALE RIGHTS

     4.1 Stockholder Co-Sale Rights

            (a) All Common Shares and Preferred Shares now or hereafter owned by Investor shall be subject to the terms and conditions of this Section 4 (the "Co-Sale Rights") For purposes of this Section 4, the Preferred Shares shall be deemed to represent the number of Common Shares into which such Preferred Shares are convertible at the time any of the Common Stockholders exercise their Co-Sale Rights.

          (b) If Investor desires to sell any of its Common Shares pursuant to any transaction to a buyer or affiliated group of buyers who are not Affiliates of the Investor, Investor shall notify the Common Stockholders in writing of such intended sale at least 30 days prior to the proposed date thereof, which notice (a "Co-Sale Notice") shall describe in reasonable detail the terms of the sale, including, without limitation, the name and address of the prospective buyer, the purchase price and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), the date on or about which such sale is to be consummated, and the number of Common Shares to be sold (the "Investor Co-Sale Shares"). If any Common Stockholder desires to exercise its Co-Sale Rights under this Section 4.1, such Common Stockholder(s) (the "Co-Sale Stockholders") shall notify the Investor in writing within 25 days after receipt of a Co-Sale Notice that it will sell to either the buyer named in the Co-Sale Notice or to the Investor, at the Investor's option, a number of Common Shares on the same terms and conditions as the Investor set forth in the Co-Sale Notice. be maximum number of Common Shares that each Co-Sale Stockholder shall be entitled to sell hereunder (which Common Shares are sometimes hereinafter referred to as "Co-Sale Rights Share's) shall be that number of Common Shares (rounded to the nearest whole number, rounding .5 up) equal to the product obtained by multiplying (i) the number of Investor Co-Sale Shares by (ii) a fraction the numerator of Which is the total number of Common Shares owned by such Co-Sale Stockholders at the time the sale and the denominator of which is the total number of Common Shares owned by the Inventor and all of the Co-Sale Stockholders at the time of the sale. At the Investor's option, (i) the Investor shall buy, under the same terms and conditions as set forth in the Co-Sale Notice, all or any part of the Co-Sale Rights Shares which the Co-Sale Stockholder would have been authorized to sell to the prospective buyer of the Investor Co-Sale Shares under the preceding provisions of this subparagraph; provided, however that the Investor shall not be required to purchase any Common Shares from a Co-Sale Stockholder or to assign thereto any portion of its interest in the agreement of sale if the proposed sale fails to be consummated for any reason; and provided, further, that upon an assignment to a Co-Sale Stockholder of any portion of the Investor's interest in an agreement of sale such Co-Sale Stockholder shall assume and hold the Investor harmless from, the obligations under the agreement of sale with respect to the portion so assigned.

     4.2 Common Shares. For purposes of this Section 41 the term "Common Shares" shall include any Common Shares that are issuable upon the conversion of any Preferred Shares held by the Investor. If the Co-Sale Rights Shares include any Common Shares issuable upon the conversion of Preferred Shares, the investor shall convert such Preferred Shares into Common Shares immediately prior to any sale of Common Shares by the investor pursuant to the exercise of its Co-Sale Rights.

     4.3 Unrestricted Transfers. The Co-Sale Rights of the Common
Stockholders set forth in this Section 4 shall not apply to any sale of Preferred Shares by the Investor to an Affiliate of the Investor.

SECTION 5.  CERTAIN ADDITIONAL COVENANTS.

     5.1 Approval of Stock Sales. Until the earlier of December 31, 1995 and the date on which the Company has received at least $1,000,000 in proceeds from the sale of shares of its capital stock to Persons other than the Stockholders, the Company shall not sell any shares of its capital stock or any securities convertible into or exercisable for shares of its capital stock unless such action has been approved in writing by those Stockholders holding not less than 66% of the Common Shares of the Company then outstanding (with any Common Shares issuable upon the conversion of the Preferred Shares deemed to be outstanding and held by the holders of such Preferred Shares for the purposes of this calculation) (such approval is sometimes hereinafter referred to as the "Stockholders Approval").

     5.2 Certain Rights of JHU.

          (a) The Company shall provide JHU with copies of any financial statements and other informational documents provided to the Investor pursuant to Section 6.1 of the Share Purchase Agreement when such statements and documents are provided to the Investor. The Company shall, upon receipt of reasonable notice, permit JHU and any of its representatives to visit and inspect any of the properties of the Company during normal business hours, including, without limitation, its books and records (and to make extracts therefrom and copies thereof; provided however that the Investor or its representative shall advise the Company of any copies made and shall agree that he or it will not use or disseminate such information except as reasonably required in connection with shareholder's rights and benefits under this Agreement and the Share Purchase Agreement and to discuss the Company's affairs, finances and accounts with its officers, employees and independent public accountants.

          (b) For so long as JHU holds at least 50% of the initial number of shares of Common Stock issued to it (as adjusted for any stock split, combinations, reclassification or similar event), JHU shall be entitled to send a representative reasonably acceptable to the Board to each meeting of the Board (or, in the case of telephonic meetings, to participate in such meeting). Such representative shall have observation rights only, and shall not be entitled to vote or otherwise take any action at such meeting. Further, such representative shall execute and deliver the Company's customary director confidentiality agreement prior to attending or participating in a meeting.

     5.3 Location of the Company. Until December 23,1997, the Company shall not, without the Stockholders Approval, relocate its principal business offices and research facilities outside of the Baltimore, Maryland metropolitan area.

     5.4 Transactions with Osiris.

          (a) Prior to the later of the consummation of the Second round Financing and June 30, 1997, the Company shall not engage in any of the following transactions unless such transaction has been approved in writing by Drs. Civin and Small and JHU:

               (i) any sale of capital stock to the Investor or any of its Affiliates other than those sales contemplated by the Stock Purchase Warrant;

               (ii) any merger or consolidation of the Company with or into, or sale of all or substantially all of the Company's assets to, Osiris or any Affiliate of Osiris (other than pursuant to that certain License Agreement dated December23, 1994 between the Company and Osiris; and

          (b) The Company shall not sell, license or otherwise transfer to the Investor any right in and to any technology or license held by the Company without first receiving approval from a majority of the disinterested members of the Company's Board of Directors.

     5.5. Research Direction. Until the earlier of June 30, 1997 and the date on which the Second Round Financing is consummated, the research direction of the Company will be subject to the prior written approval of Drs. Civin and Small, which approval shall not be unreasonably withheld.

SECTION 6. SALE UPON FAILURE OF REDEMPTION.

     6.1 Approved Sale. In the event that the holders of the Preferred Shares exercise redemption rights pursuant to Section 3 of Article Fourth of the Company's Amended Certificate and the Company is unable to redeem, is legally prevented from redeeming or otherwise fails to redeem all of the Preferred Shares it is obligated to redeem under such Section 31 and such failure to redeem continues for sixty (60) days after the date on which the redemption should have been effected, then the Investor, by written notice to the Company and the other Stockholders (the "Sale Notice"), shall be entitled to require the sale of all or substantially all of the assets or capital stock of the Company whether by merger, consolidation, sale of assets or stock or otherwise (the Approved Sale"). Each Stockholder shall vote his Shares for, and consent to, the Approved Sale. If the Approved Sale is structured as a merger or consolidation and the Approved Sale provides for similar consideration for the Common Shares and the Preferred Shares (determined by assuming, for purposes of this Section 6.1, the full conversion of the Preferred Shares to Common Shares), each Stockholder shall waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Approved Sale is structured as a sale of stock, each Stockholder shall agree to sell all of his Shares and rights to acquire Shares on the terms and conditions approved by the Board The Stockholders shall take any and all action necessary (including, without limitation, voting their Shares, executing and delivering written consents of Stockholders, calling special stockholders' meetings, and causing the Company to engage an investment banking firm) to effectuate the consummation of the Approved Sale as promptly as possible and The any event within six (6) months after receipt by the Company of the Sale Notice. Subject to the liquidation preference payable to the Investor pursuant to the Amended and Restated Certificate of Incorporation of the Company, to the extent applicable, each of the Stockholders shall receive the same form of consideration upon an Approved Sale.

     6.2 Purchaser Representative. If the Company or the Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Common Stockholders shall, at the request of the Company or the Investor, appoint a purchaser representative (as such term is defined in Rule 501) designated by the Company or the Investor. The Company will pay the fees of such purchaser representative designated by the Company or the Investors. If any Common Stockholder declines to appoint the purchaser representative designated by the Company or the Investor such Common Stockholder will appoint another purchaser representative (reasonably acceptable to the Company), and such Common Stockholder will be responsible for the fees of the purchaser representative so appointed.

SECTION 7 PREEMPTIVE RIGHTS.

     7.1 Grant of Preemptive Rights.  Subject to the provisions of this
Section 7, each of the Investor and Common Stockholders shall have the preemptive right to purchase, in the case of the proposed issuance by the Company of, or the proposed granting by the Company of rights or options to purchase, shares of any class of the Company's capital stock or any options or convertible securities ("Preemptive Shares"), during a reasonable time to be fixed by the Board (which shall not be less than 30 days), a portion of such Preemptive Shares which bears the same relationship to the aggregate amount of securities covered by such Preemptive Shares as the total number of Shares owned by such Investor and Common Stockholder bears to the total number of Shares owned by all Stockholders immediately prior to the issuance by the Company of such Preemptive shares, at a price or prices legend to the Investor and the Common Stockholders than the price or prices at which such Preemptive Shares are proposed to be offered for sale to others.

     7.2 Exceptions from Preemptive Rights. Notwithstanding anything to the contrary in this Section 7, neither the Investor nor the Common Stockholders shall have any preemptive right to purchase any shares of any class of the Company's capital stock or any options or convertible securities (i) issuable upon conversion of any Preferred Shares; (ii) issuable upon conversion of convertible securities or the exercise of options if the Investor and the Common Stockholders were offered the opportunity to purchase such convertible securities or options pursuant to this Section 7 or as to which such Investor and Common Stockholder was not given Such opportunity by reason of the application of clause (iii) of this sentence; (iii) issued in any transaction with respect to which holders of sixty percent (60%) of the outstanding Shares have waived in writing their preemptive rights granted hereunder; (iv) issued to directors, officers or employees of, or consultant to, the company or any of its subsidiaries; provided, however issuances under this Section 7.2(iv) shall not exceed 350,000 shares of Common Stock (as adjusted to reflect any stock split, combination1 reclassification, or similar event); (v) issued in connection with any option, right or warrant to purchase capital stock of the Company granted on or before the date of this Agreement or (vi) issued to the public pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act.

               (c) Notice: Expiration of Preemptive Rights. The Board shall cause to be given to the Investor and each Common stockholder entitled to purchase Preemptive Shares in accordance with this Section 6 a written notice by first class mail, postage prepaid, addressed to its last address as shown by the records of the company setting forth the time within which (which shall not be less than 30 days), and the terms and conditions upon which, the Investor or Common Stockholder may purchase such Preemptive Shares. Subject to the other terms of the Company's Amended and Restated Certificate of Incorporation, any Preemptive Shares which are not purchased by the Investor or the Common Stockholders pursuant to this Section 7 may be sold or granted by the Company to any third party within 90 days after the expiration of the period during which the Investor and the Common Stockholders shall have the preemptive right to purchase, but the Company shall not sell or grant any Preemptive Shares after such 90 day period without renewed compliance with this Section 6.

SECTION 8. GENERAL PROVISIONS

     8.1 Waivers and Amendment. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the parties to this Agreement; provided, however, that if such amendment or modification affects all of the Common Stockholders equally, then the affirmative vote or written consent of Common Stockholders holding not less than fifty-one percent (5l%) of all the Common Shares then held by the Common Stockholders shall constitute approval of and consent to an amendment or modification by all of the Common Stockholders. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party or parties to whom such obligations are owed; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

     8.2 Successors and Assignees. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and permitted assigns, and shall be binding Upon and inure to the benefit of the other parties hereto and their respective heirs, successors and permitted assigns. No Common Stockholder may assign any or all of his rights or delegate any or all of his or its duties under this Agreement to any Person other than a Permitted Transferee without the prior written consent of each of the other parties hereto; provided, however1 JHU shall be entitled to assign its rights hereunder to a not-for-profit Affiliate of JHU without the prior written consent of the parties hereto. If the Investor shall sell the Preferred Shares, or any portion thereof, to any Person, such Person shall become an "Investor" for the purposes of this Agreement and be entitled to all rights and benefits, and subject to all obligations, of the Investor hereunder.

     8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     8.4 Notices. All notices, elections and other communications pursuant to this Agreement shall be made in writing and be deemed to have been duly given if personally delivered or three days after being sent by registered or certified mail, return receipt requested, postage prepaid, to (i) the Company at its principal business address or (ii) to any Stockholder at his or her address as shown from the to time on the books and records of the Company. The company shall provide the Investor and each Common Stockholder with a list of all such addresses promptly upon request.

     8.5 Entire Agreement. This Agreement, together with the other agreements referred to herein, embodies the entire agreement among the parties in relation to its subject matter, and no representations, warranties, covenants, understandings or agreements or otherwise, in relation thereto, exist between any of the parties.

     8.6 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     8.7 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, all such provisions shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto t6 the extent permissible under law.

     8.8 Specific Performance. The parties hereto agree that upon a breach of any other provisions of this Agreement a remedy at law would not be adequate, and that the parties hereto are entitled to injunctive relief and specific performance and any other legal or equitable remedies, as remedies for the enforcement of this Agreement.

     8.9 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) the sale of Shares, whether by the Company or any Stockholder of the company (other than sales to Affiliates), constituting more than 50% of the outstanding capital stock of the Company,
(ii) the sale of 60% or more of the assets of the company, and (iii) upon the completion of an initial public offering of Common Stock of the Company pursuant to an effective registration statement filed with the SEC under the Securities Act

     IN WITNESS WHEREOF, the Company and the Stockholders have executed this Stockholders Agreement as of the day and year first above written.

                                       GRYPHON PHARMACEUTICALS,INC.

                                       By: /s/ James S. Burns
                                       ______________________
                                       Title: President & CEO

                                       OSIRIS THERAPEUTICS, INC.

                                       By: /s/ James S. Burns
                                           __________________
                                       Title: President & CEO


                                       THE JOHNS HOPKINS UNIVERSITY

                                       By: /s/ David A. Blake
                                           ------------------
                                       Title: Executive Vice Dean

                                       /s/ Curt I. Civin
                                       --------------------------
                                       Curt I. Civin

                                       /s/ Donald Small
                                       --------------------------
                                       Donald Small